Exhibit 99.1

MERCATOR PARTNERS ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Mercator Partners Acquisition Corp.

We have audited the accompanying balance sheet of Mercator Partners Acquisition Corp. (a Delaware corporation) as of April 15, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (January 3, 2005) to April 15, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercator Partners Acquisition Corp. as of April 15, 2005, and its results of operations and cash flows for the period from inception (January 3, 2005) to April 15, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ J. H. Cohn LLP

Jericho, New York

April 15, 2005

Mercator Partners Acquisition Corp.

Balance Sheet

April 15, 2005

ASSETS
Current Assets

Cash and cash equivalents	$1,973,657
Restricted investments	53,429,000
Prepaid expenses	7,200

Total current assets	55,409,857

Total assets	$55,409,857

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued expenses	$10,000
Accrued offering costs	132,003

Total current liabilities	142,003

Common stock, subject to possible conversion to cash (2,114,942 shares at conversion value)	10,680,457

Commitments and contingencies

Stockholders’ Equity

Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—
Common stock, par value $.0001 per share, 40,000,000 shares authorized, 1,150,100 shares issued and outstanding	115
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 8,465,058 shares issued and outstanding (excluding 2,114,942 shares subject to possible conversion to cash)	847
Additional paid-in capital	44,598,600
Accumulated deficit	(12,165)

Total stockholders’ equity	44,587,397

Total liabilities and stockholders’ equity	$55,409,857

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Operations

From inception (January 3, 2005) to April 15, 2005

Revenue	$—
Operating Expenses:
Formation and operating costs	12,469

Loss from operations	(12,469)
Interest Income	304

Net Loss	$(12,165)

Weighted average number of shares outstanding:
Basic and diluted	113,983

Net loss per common share, basic and diluted	$(0.11)

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Stockholders’ Equity

From inception (January 3, 2005) to April 15, 2005

	Common Stock		Common Stock, Class B		Additional Paid -In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, January 3, 2005 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock for cash	100	—	—	—	500	—	500
Issuance of 4,950,000 warrants for cash	—	—	—	—	247,500	—	247,500
Sale of 575,000 Series A units and 5,290,000 Series B units through public offering, net of underwriter’s discount and offering expenses and net proceeds of $10,680,457 allocable to 2,114,942 shares of common stock, Class B subject to possible conversion to cash	1,150,000	115	8,465,058	847	44,350,600	—	44,351,562
Net loss	—	—	—	—	—	(12,165)	(12,165)

Balance, April 15, 2005	1,150,100	$115	8,465,058	$847	$44,598,600	$(12,165)	$44,587,397

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Cash Flows

From inception (January 3, 2005) to April 15, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(12,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:

Increase in prepaid expenses	(7,200)
Increase in accounts payable and accrued expenses	10,000

Net cash used in operating activities	(9,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash contributed to Trust Fund	(53,429,000)

Net cash used in investing activities	(53,429,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sales of common stock and warrants to initial stockholders	248,000
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion to cash	10,680,457
Net proceeds from sale of units through public offering allocable to stockholders’ equity	44,483,565

Net cash provided by financing activities	55,412,022

Net increase in cash and cash equivalents	1,973,657

CASH AND CASH EQUIVALENTS

Beginning of period	—

End of period	$1,973,657

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$132,003

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Notes to Financial Statements

April 15, 2005

NOTE 1 - ORGANIZATION AND ACTIVITIES

Mercator Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on January 3, 2005 as a blank check company whose objective is to raise money and acquire an operating business (a “Business Combination”). All activity from inception (January 3, 2005) to April 15, 2005 relates to the Company’s formation and capital raising activities.

As further discussed in Note 2, on April 11, 2005, the Company effected an initial public offering of its securities (the “Offering”) which closed on April 15, 2005.

Although substantially all of the proceeds of the Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. The gross proceeds from the Offering and sale of the Series B units of $53,429,000 are being held in a trust fund (the “Trust Fund”) until the earlier of the completion of a Business Combination or the distribution of proceeds to Class B stockholders. If a Business Combination is consummated, the conversion rights afforded to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Class B shares sold as further described below. If a Business Combination is not contracted in 12 months, or consummated in 18 months, subsequent to April 11, 2005, all of the proceeds of the Trust Fund will be returned to Class B stockholders. Pursuant to an amendment to the Company’s Certificate of Incorporation effective February 22, 2005, in the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock sold in the Proposed Offering.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company’s success will likely be entirely dependent upon the future performance of a single business.

The Company will not effect a Business Combination unless the fair market value of the target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets of the Company at the time of such acquisition.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination within 18 months of the consummation of the Offering, the Company’s Certificate of Incorporation provides for the Company’s automatic liquidation. If the Company were to expend all of the net proceeds of the Offering not held in the Trust Fund prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company’s liquidation value may be less than the amount in the Trust Fund, inclusive of any net interest income thereon. Moreover, all of the Company’s initial stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Offering.

At the time the Company seeks Class B stockholder approval of any Business Combination, the Company will offer each Class B stockholder who acquired Class B shares through the Offering or subsequently in the after-market the right to have his or her shares of the Company’s Class B common stock converted to cash if such Class B stockholder votes against the Business Combination and the Business Combination is approved and completed. The holders of the Company’s common stock are not entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of the record date for determination of Class B stockholders entitled to vote on such Business Combination, divided by the number of Class B shares sold in the Offering, on approximately $5.05 per share based on the value of the Trust Fund as of April 15, 2005.

There will be no distribution from the Trust Fund with respect to the warrants included in the Series A and Series B Units. A Series B stockholder may request conversion of his or her shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such Class B stockholder votes against the Business Combination and the Business Combination is approved and consummated. It is anticipated that the funds to be distributed to Class B stockholders who have their shares converted will be distributed promptly after consummation of a Business Combination. Any Class B stockholder who converts his or her stock into his or her share of the Trust Fund still has the right to exercise the Class W and Class Z warrants that was received as part of the Series B units. The Company will not consummate any Business Combination if 20% or more in interest of the Class B stockholders exercise their conversion rights. Accordingly, the conversion value of $10,680,457 (2,114,942 shares, or 19.99% of the Class B shares sold in the public offering) has been included in the accompanying balance sheet at April 15, 2005 as temporary capital.

NOTE 2 - PUBLIC OFFERING OF SECURITIES

In its initial public offering, effective April 11, 2005 (closed on April 15, 2005), the Company sold to the public 575,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,290,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $10.50 and $10.10 per unit, respectively, inclusive of an option issued to the underwriters to purchase additional Series A Units and Series B Units, which was exercised in full. Proceeds from the initial public offering, including the exercise of the over allotment option, totaled $55,032,019 which was net of $4,434,481 in underwriting and other expenses. Each Series A Unit consists of two shares of the Company’s common stock, five Class W Redeemable Warrants (a “Class W Warrant”), and five Class Z Redeemable Warrants (a “Class Z Warrant”). Each Series B unit consists of two shares of the Company’s Class B common stock, one Class W Warrant, and one Class Z Warrant.

Both the Company’s common stock and Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the target business acquisition period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

Each Class W Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a business combination with a target business, or the distribution of the Trust Fund to the Class B stockholders. The Class W Warrants will expire on April 11, 2010 or earlier upon redemption. Each Class Z Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a business combination with a target business, or the distribution of the Trust Fund to the Class B stockholders. The Class Z Warrants will expire on April 11, 2012 or earlier upon redemption. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

The Company has also agreed to sell to HCFP, as representative for the underwriters, for $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units. The Series A Units and Series B Units issuable upon exercise of this option are identical to those in the Offering, except that the exercise price of the warrants included in the units are $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z Warrants shall be exercisable by HCFP for a period of only five years from the date of the Offering.

The UPO is exercisable at $17.33 per Series A Unit and $16.67 per Series B Unit commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a Business Combination with a target business, or the distribution of the Trust Fund to the Class B stockholders, and expires on April 11, 2010.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Investments - Restricted investments consist of investments acquired, which are included in the Trust Fund, with maturities exceeding three months but less than three years. Consistent with Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, the Company classifies all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement management strategies. Such securities are reported at fair value, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable income taxes.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share - Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average shares of common stock and Class B common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (January 3, 2005) to April 15, 2005.

Fair Value of Financial Instruments - The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards No. 107 approximate their carrying amounts presented in the balance sheet at April 15, 2005.

Use of Estimates and Assumptions - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Income Taxes - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements – The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 4 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock

The Company is authorized to issue 40,000,000 shares of common stock and 12,000,000 shares of Class B common stock. At the completion of the Offering there are 1,150,100 shares of the Company’s common stock issued and outstanding and 10,580,000 shares of the Company’s Class B common stock issued and outstanding, including 2,114,942 Class B common shares subject to possible conversion to cash.

With the exercise of the over-allotment option (Note 2), subsequent to the Offering there are 5,769,900 and 960,000 authorized but unissued shares of the Company’s common stock and the Company’s Class B common stock, respectively, available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants, the Underwriters Purchase Option and the officers’ and directors’ Class W Warrants and Class Z Warrants.

The Company currently has no commitments to issue any shares of common stock other than as described herein; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

Warrants

In January 2005, the Company issued to its officers, directors and an affiliated entity Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500 or $0.05 per warrant.

Except as set forth below, the Class W Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) the completion of the Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of April 15, 2005, there were 10,640,000 Class W Warrants outstanding.

Except as set forth below, the Class Z Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) the completion of the Business Combination, or (b) April 11, 2006 and ending April 10, 2012. As of April 15, 2005, there were 10,640,000 Class Z Warrants outstanding.

The Class W Warrants and Class Z Warrants outstanding prior to the public offering, all of which are held by the Company’s officers and directors or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such individuals.

NOTE 5 – INCOME TAXES

Significant components of the Company’s deferred tax assets at April 15, 2005 are as follows:

Net operating loss carryforward	$4,100
Organization and formation costs	800
Less valuation allowance	(4,900)

Net deferred tax asset	$—

The Company has a net operating loss carryforward of approximately $10,200 for federal and state income tax purposes as of April 15, 2005. The Company has recorded a full valuation allowance against its deferred tax assets as management believes it is not more likely than not that sufficient taxable income will be realized during the carryforward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carryforward period, which runs through 2025.

NOTE 6 – COMMITMENTS

Beginning April 15, 2005, commensurate with the increase in activities primarily related to the Offering, the Company is obligated to pay Mercator Capital L.L.C., an affiliate of a stockholder, a monthly fee of $7,500 for office, secretarial and administrative services.